Exhibit 1.1

TRIPLEPOINT VENTURE GROWTH BDC CORP.

Up to $75,000,000
Shares of Common Stock

SALES AGREEMENT

May 2, 2024

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”). TriplePoint Advisers LLC, a Delaware limited liability company and a registered investment adviser under the Advisers Act (the “Adviser”), and TriplePoint Administrator LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement (this “Agreement”) with UBS Securities LLC (the “Agent”), as follows:

1. Issuance and Sale of Shares. The Company proposes to issue and sell through the Agent, as sales agent, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 on the terms set forth in Section 4 of this Agreement (the “Shares”). The issuance and sale of Shares through the Agent will be effected pursuant to the Registration Statement (as defined below).

The Company may also in the future enter into a separate sales agreement (as amended from time to time, the “Alternative Sales Agreement”) with another party as sales agent (the “Alternative Agent”). This Agreement and the Alternative Sales Agreement are sometimes hereinafter referred to as the “Sales Agreements.” The Agent and the Alternative Agent are sometimes hereinafter referred to as the “Sales Agents.”

The aggregate offering price of Shares that may be sold collectively pursuant to this Agreement and the Alternative Sales Agreement shall not exceed $75,000,000.

Prior to the date of this Agreement, the following transactions occurred:

(a) On February 18, 2014, the Company entered into an Investment Advisory Agreement with the Adviser (the “Investment Advisory Agreement”).

(b) On February 18, 2014, the Company entered into an Administration Agreement with the Administrator (the “Administration Agreement”).

(c) On February 18, 2014, the Company entered into a License Agreement with TriplePoint Capital LLC (the “License Agreement”).

(d) On February 18, 2014, the Adviser entered into a Staffing Agreement with TriplePoint Capital LLC (the “Staffing Agreement”).

(f) On March 5, 2014, the Company filed the 1940 Act Notification with the Commission under the 1940 Act and the 1940 Act Regulations, pursuant to which the Company elected to be regulated as a business development company (a “BDC”).

The Investment Advisory Agreement, the Administration Agreement, the License Agreement and the Staffing Agreement, each as amended or otherwise modified from time to time, are hereinafter called, collectively, the “Fund Agreements.”

The Company has filed, pursuant to the 1933 Act, with the Commission a registration statement on Form N-2 (File No. 333-277680), which registered the offer and sale of certain securities to be issued from time to time by the Company, including the Shares. Such registration statement as amended, including the exhibits and schedules thereto, at its most recent effective date, including all documents filed as part thereof or incorporated by reference therein and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 or deemed to be part of such registration statement pursuant to Rule 430B is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at its most recent effective date, including all documents incorporated by reference therein, is hereinafter referred to as the “Base Prospectus.” The Company has prepared and will file with the Commission in accordance with Rule 424 a prospectus supplement (including all documents incorporated by reference therein, the “Prospectus Supplement”) supplementing the Base Prospectus in connection with offers and sales of the Shares. The Base Prospectus and the most recent Prospectus Supplement (and any supplements thereto) filed with the Commission pursuant to Rule 424 at each Applicable Time and each Settlement Date (as such term is defined in Section 4(f) hereof) are hereinafter referred to collectively as the “Prospectus.”

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

2. Representations and Warranties of the Company. The Company represents and warrants to the Agent as of the date hereof, as of each Applicable Time and as of each Settlement Date, as follows:

(a) Compliance with Registration Requirements. The Company is eligible to use Form N-2. The Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information relating to the Registration Statement or the Prospectus has been complied with.

At the respective times that the 1940 Act Notification was filed with the Commission, and the times that the Registration Statement and any amendments thereto were declared or became effective, as the case may be, as of the date hereof, as of each Applicable Time and as of each Settlement Date, the 1940 Act Notification, the Registration Statement, and any amendments thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, as of each Applicable Time and as of each Settlement Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) at the time they were filed with the Commission, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus and any amendments or supplements thereto filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, or delivered to the Agent for use in connection with the offering of the Shares, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Agent for use in connection with the applicable offering.

The representations and warranties in the preceding paragraphs of this Section 2(a) do not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Prospectus or any Sales Material or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

(b) Investment Company Act. The Company is a closed-end, non-diversified management investment company and has elected to be regulated as a BDC under the 1940 Act, has duly filed the 1940 Act Notification with the Commission and is eligible to make such an election.

(c) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(d) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the results of operations, changes in net assets and cash flows of the Company for the periods specified; and any such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1940 Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Company, as applicable. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

All references in this Agreement to financial statements and schedules and other information which is “included,” “described,” “disclosed” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the 1933 Act or such other rule under the 1933 Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

(e) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement or the Prospectus, (A) there has been no material adverse change or any development that could be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Company Material Adverse Effect”); and (B) except as otherwise disclosed in the Prospectus, the Company has not incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its Subsidiaries, taken as a whole, and the Company has not sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(f) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements (other than the Staffing Agreement); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Maryland) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(g) Subsidiaries. Except for the entities listed on Schedule A hereto (which schedule shall be deemed to be automatically updated to include the entities set forth on Exhibit 21.1 to the Company’s most recently filed Annual Report on Form 10-K and may otherwise be amended from time to time upon written notice by the Company to the Agent) (such entities referred to herein as the “Subsidiaries”) the Company has no Subsidiaries. The term “Subsidiaries” in this Agreement shall not be deemed to include those corporations or other entities accounted for by the Company as portfolio investments in accordance with the Commission’s rules and regulations.

(h) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(i) Authorization, Validity and Enforceability of Agreements. This Agreement and the Fund Agreements (other than the Staffing Agreement) have been duly authorized, executed and delivered by the Company. Each of the Fund Agreements (other than the Staffing Agreement) constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and general principles of equity and the discretion of the court before which any proceeding therefore may be brought. The Investment Advisory Agreement has been approved by the Board in accordance with Section 15 of the 1940 Act and contains the applicable provisions required by Section 15 of the 1940 Act and Section 205 of the Advisers Act.

(j) Authorization of Shares. The Shares to be sold by the Company under this Agreement have been duly authorized and when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; no holder of the Shares is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Shares to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(k) Description of Shares. The Common Stock and the Company’s Organizational Documents conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(l) Absence of Defaults and Conflicts. The Company is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents) for such defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect, or which might be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Fund Agreements (other than the Staffing Agreement) by the Company and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement and the Fund Agreements (other than the Staffing Agreement) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Company Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

(m) No Employees. The Company does not have any employees.

(n) Absence of Proceedings. Other than as disclosed in the Registration Statement or Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement or the Prospectus, or which might reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated in this Agreement and the Fund Agreements, or the performance by the Company of its obligations under this Agreement and the Fund Agreements (other than the Staffing Agreement); pending legal or governmental proceedings to which the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(o) Accuracy of Descriptions and Exhibits. The information (i) in, or incorporated by reference into, the Registration Statement and the Prospectus under the captions “Risk Factors,” “Description of Common Stock” and “Certain Material U.S. Federal Income Tax Considerations,” (ii) in the Company’s annual report on Form 10-K, filed with the Commission on March 6, 2024, under the caption “Item 1. Business–Regulation,” which is incorporated by reference into each of the Registration Statement and the Prospectus, and (iii) in the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on March 8, 2024, under the caption “Proposal 1: Election of Directors – Certain Relationships and Related Party Transactions,” which is incorporated by reference into each of the Registration Statement and the Prospectus, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, fairly summarizes the matters described therein in all material respects; all descriptions in the Registration Statement and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required; provided, however, that the Company will file a form of this Agreement and/or the Alternative Sales Agreement under cover of a Current Report on Form 8-K.

(p) Possession of Intellectual Property. The Company owns or has obtained valid and enforceable licenses or other rights to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of its business as currently conducted, as proposed to be conducted and as described in the Registration Statement and the Prospectus, except where the failure to own, license or have such rights would not have a Company Material Adverse Effect; the Company has not received any notice and is not otherwise aware of any infringement of, or conflict, with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company which would result in a Company Material Adverse Effect.

(q) Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company, (iii) no authorization, approval, waiver or consent under any Subject Instrument, and (iv) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement and the Fund Agreements (other than the Staffing Agreement), for the offering of the Shares as contemplated by this Agreement, for the issuance, sale or delivery of the Shares to be sold by the Company pursuant to this Agreement, or for the consummation by the Company of any of the other transactions contemplated by this Agreement and the Fund Agreements, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained, and except that no representation is made as to such as may be required under state or foreign securities laws.

(r) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company is in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(s) Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(t) Environmental Laws. The Company is not and has not been in violation of any statute, law (including common law), rule, regulation, decision, decree, order or other binding requirement of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human health and safety, including human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate (and, to the knowledge of the Company, has not owned or operated) any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws or subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business; and the Company is not aware of any pending investigation which might lead to such a claim.

(u) Absence of Registration Rights. Except as disclosed in the Registration Statement or the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in any offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in any offering contemplated by this Agreement or sold in connection with the sale of Shares pursuant to this Agreement.

(v) Reserved.

(w) NYSE. The outstanding shares of Common Stock are listed on the NYSE.

(x) FINRA Matters. To the extent applicable, all of the information provided to the Agent or to counsel for the Agent by the Company in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 2310, 5110 or 5121 is true, complete and correct in all material respects.

(y) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure to file would not, individually or in the aggregate, result in a Company Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(z) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, its business, assets, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for which, individually or in the aggregate, would result in a Company Material Adverse Effect; and the Company has no reason to believe that it will not be able to renew or extend its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(aa) Accounting and Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective. The Company has established and maintains effective “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act Regulations). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the 1940 Act Regulations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

(cc) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(dd) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data are based or from which such data were derived, and the Company has delivered true, complete and correct copies of such materials to the Agent upon written request.

(ee) Foreign Corrupt Practices Act. Neither the Company, its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA or applicable foreign laws regarding anti-corruption or bribery (“Anti-Corruption Laws”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws; the Company and its Subsidiaries, and, to the knowledge of the Company, its other affiliates, have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith; and neither the Company nor its Subsidiaries will directly or indirectly use any of the proceeds received by the Company from the sale of Shares in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws.

(ff) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company or its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, is threatened.

(gg) OFAC. Neither the Company, its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries (i) is, or is owned or controlled by persons who are, currently the subject of any sanctions administered or enforced by the United States (including OFAC) or applicable foreign sanctions authority (“Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the Donetsk People’s Republic, and the Luhansk People’s Republic); and neither the Company nor its Subsidiaries will directly or indirectly use any of the proceeds received by the Company from the sale of Shares by the Company in any offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any party to this Agreement. The Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh) Lending and Other Relationship. Except as disclosed in the Registration Statement and the Prospectus, (i) the Company has no lending or similar relationship with the Agent or any bank or other lending institution affiliated with the Agent; (ii) the Company will not, directly or indirectly, use any of the proceeds received by the Company from the sale of the Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by the Agent or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to the Agent or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company, on one hand, and the Agent or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Shares contemplated hereby or disclosed in the Registration Statement or Prospectus.

(ii) Changes in Management. Except as disclosed in the Registration Statement and the Prospectus, none of the persons who were executive officers or directors of the Company as of the date of the Prospectus has given oral or written notice to the Company of his or her resignation (or otherwise indicated to the Company an intention to resign within the next 24 months), nor has any such executive officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its Board.

(jj) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares hereunder.

(kk) Related Party Transactions. There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Registration Statement or the Prospectus that have not been described as required.

(ll) Portfolio Companies. The Company, either directly or indirectly through a wholly-owned subsidiary, holds valid and binding agreements (each a “Portfolio Company Agreement”) with respect to each investment it accounts for as a portfolio investment in accordance with the Commission’s rules and regulations (each a “Portfolio Company”). Except as otherwise disclosed in the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, as of the respective dates set forth therein, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies.

(mm) Offer and Sale of Shares. The Company has taken all required action under the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations to make the offering and consummate the sale of the Shares as contemplated by this Agreement.

(nn) Relationships with Directors, Officers and Stockholders. Except as described in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement and the Prospectus, which is not so described.

(oo) Interested Persons. Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Agent.

(pp) Sales Material. No Sales Material, when taken together with the Registration Statement and the Prospectus, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the representations and warranties in this paragraph do not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Agent furnished to the Company by the Agent expressly for use therein). Moreover, all Sales Material complied and complies in all material respects with the applicable requirements of the 1933 Act, 1933 Act Regulations, the 1940 Act and 1940 Act Regulations and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Agent, for filing.

(qq) Reserved.

(rr) Compliance with RIC Requirements. The Company intends to direct the investment of the net proceeds of the offering of the Shares and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code. The Company has elected to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code.

(ss) 1940 Act Notification. The Company has elected to be regulated as a BDC under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A; the Company has not filed with the Commission any notice of withdrawal of the 1940 Act Notification pursuant to Section 54(c) of the 1940 Act; the 1940 Act Notification remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the applicable provisions of the 1940 Act and the 1940 Act Regulations.

(tt) [Reserved.]

(uu) Offering Materials. The Company (other than through the Sales Agents) has not made without the prior consent of the Agent, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 and which the parties agree, for the purposes of this Agreement, includes: (i) any “advertisement” as defined in Rule 482; (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134; and (iii) any Sales Material.

(vv) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for the compensation payable to the Sales Agents as contemplated in this Agreement or the Alternative Sales Agreement.

(ww) Cybersecurity. (i) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except, in each case, as would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect; (ii) neither the Company nor its Subsidiaries have been notified of, and each of them has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except, in each case, as would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

3. Representations and Warranties by the Adviser and the Administrator. Each of the Adviser and the Administrator, jointly and severally, represent and warrant to the Agent, as of the date hereof, as of each Applicable Time and as of each Settlement Date, and agree with the Agent as follows:

(a) Compliance with Registration Requirements. The Company is eligible to use Form N-2. The Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Adviser and the Administrator, are contemplated by the Commission, and any request on the part of the Commission for additional information relating to the Registration Statement or the Prospectus has been complied with.

At the respective times that the 1940 Act Notification was filed with the Commission, and the times that the Registration Statement and any amendments thereto were declared or became effective, as the case may be, as of the date hereof, as of each Applicable Time and as of each Settlement Date, the 1940 Act Notification, the Registration Statement, and any amendments thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, as of each Applicable Time and as of each Settlement Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) at the time they were filed with the Commission, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Absence of Manipulation. Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(c) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser and the Administrator considered as one enterprise, whether or not arising in the ordinary course of business, (an “Adviser/Administrator Material Adverse Effect”) and (ii) there have been no transactions entered into by the Adviser or the Administrator which are material with respect to the Adviser and the Administrator considered as one enterprise that would reasonably be expected to prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement or that would reasonably be expected to prevent the Administrator from carrying out its obligations under the Administration Agreement.

(d) Good Standing. Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements, to the extent a party thereto, and each of the Adviser and the Administrator is duly qualified as a limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in an Adviser/Administrator Material Adverse Effect.

(e) Authorization, Validity and Enforceability of Agreements. This Agreement and each of the Fund Agreements (to the extent the Adviser or the Administrator, as applicable, is party thereto) have been duly authorized, executed and delivered by each of the Adviser and the Administrator, as applicable. Each of the Fund Agreements (to the extent the Adviser or the Administrator, as applicable, is party thereto) constitute valid, binding and enforceable agreements of the Adviser and the Administrator, as applicable, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(f) Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Adviser Document or Administrator Document, except for such defaults that would not result in an Adviser/Administrator Material Adverse Effect, or which might be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Adviser or the Administrator of its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Fund Agreements (to the extent the Adviser or the Administrator, as applicable, is party thereto), and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Adviser and the Administrator with its obligations under this Agreement and the Fund Agreements, to the extent a party thereto, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Adviser or the Administrator pursuant to, any Adviser Document or Administrator Document, except for such conflicts, breaches, defaults or Liens that would not result in an Adviser/Administrator Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Adviser or the Administrator, as applicable, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations.

(g) Absence of Labor Dispute. Neither the Adviser nor the Administrator have any employees. To the knowledge of the Adviser and the Administrator, no labor dispute with the employees of TriplePoint Capital LLC exists or, to the knowledge of the Adviser and the Administrator, is imminent.

(h) Absence of Proceedings. Other than as disclosed in the Registration Statement or Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement or the Prospectus, or which might reasonably be expected to result in an Adviser/Administrator Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Fund Agreements (to the extent the Adviser or the Administrator, as applicable, is party thereto) or the performance by each of the Adviser and the Administrator of its obligations under this Agreement and Fund Agreements, to the extent a party thereto. The aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(i) Absence of Misstatements or Omissions. The description of each of the Adviser and the Administrator and its respective business, and the statements attributable to the Adviser and the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Possession of Intellectual Property. Each of the Adviser and Administrator owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, neither the Adviser nor the Administrator has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Adviser or the Administrator, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in an Adviser/Administrator Material Adverse Effect.

(k) Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or other consent of any holder of securities of the Adviser, the Administrator or any creditor of the Adviser or the Administrator, (iii) no waiver or consent under any Subject Instrument, and (iv) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by each of the Adviser and the Administrator of this Agreement and the Fund Agreements, to the extent a party thereto, for the offering, issuance, sale or delivery of the Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement and the Fund Agreements, to the extent a party thereto, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained, and except that no representation is made as to such as may be required under state or foreign securities laws.

(l) Title to Property. Each of the Adviser and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(m) Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Adviser/Administrator Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Adviser and the Administrator are in compliance with the terms and conditions of all such Adviser/Administrator Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect; all of the Adviser/Administrator Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser/Administrator Governmental Licenses or the failure of such Adviser/Administrator Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Adviser/Administrator Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Adviser/Administrator Material Adverse Effect.

(n) Investment Company Act. Neither the Adviser nor the Administrator is, and upon the sale of the Shares contemplated under this Agreement, and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(o) Insurance. Each of the Adviser and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for which, individually or in the aggregate, would result in a Company Material Adverse Effect; and neither the Adviser nor the Administrator has any reason to believe that it will not be able to renew or extend its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect.

(p) Accounting Controls. Each of the Adviser and the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Regulations, the 1940 Act or the 1940 Act Regulations from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

(r) Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus, this Agreement and the Fund Agreements, to the extent a party thereto, and each of the Adviser and the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the Prospectus.

(s) Employment Status. Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have an Adviser/Administrator Material Adverse Effect.

(t) No Subsidiaries. Except for the Administrator, the Adviser has no subsidiaries. The Administrator has no subsidiaries.

(u) Foreign Corrupt Practices Act. Neither the Adviser nor the Administrator nor, to the knowledge of the Adviser or the Administrator, any director, officer, agent, employee, affiliate or other person acting on behalf of the Adviser or the Administrator, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Anti-Corruption Laws, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws; the Adviser and the Administrator, and, to the knowledge of the Adviser or the Administrator, their affiliates, have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith; and neither the Adviser nor the Administrator will directly or indirectly use any of the proceeds received by the Company from the sale of Shares in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws.

(v) Money Laundering Laws. The operations of the Adviser and the Administrator are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the USA PATRIOT Act, and the applicable Anti-Money Laundering Laws of jurisdictions where the Adviser or the Administrator conducts business, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser or the Administrator, is threatened.

(w) OFAC. Neither the Adviser nor the Administrator nor, to the knowledge of the Adviser or the Administrator, any director, officer, agent, employee, affiliate or other person acting on behalf of the Adviser or the Administrator (i) is, or is owned or controlled by persons who are, currently the subject of Sanctions or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the Donetsk People’s Republic, and the Luhansk People’s Republic); and neither the Adviser nor the Administrator will directly or indirectly use any of the proceeds received by the Company from the sale of Shares by the Company in any offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any party to this Agreement. The Adviser and the Administrator have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Lending and Other Relationship. Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Adviser nor the Administrator has any lending or similar relationship with the Agent or any bank or other lending institution affiliated with the Agent; (ii) the Adviser and the Administrator will not, directly or indirectly, use any of the proceeds received by the Company from the sale of the Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by the Agent or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to the Agent or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Adviser and the Administrator, on one hand, and the Agent or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Shares contemplated hereby or disclosed in the Registration Statement or Prospectus.

(y) Cybersecurity. (i) To the knowledge of the Adviser and the Administrator, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Adviser’s or the Administrator’s IT Systems and Data, except, in each case, as would not reasonably be expected to, individually or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; (ii) neither the Adviser nor the Administrator have been notified of, and each of them has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except, in each case, as would not reasonably be expected to, individually or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; and (iii) the Adviser and the Administrator have implemented appropriate controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Adviser and the Administrator are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Certificates. Any certificate signed by any officer of the Company, the Adviser or the Administrator (whether signed on behalf of such officer or the Company, the Adviser or the Administrator) and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, respectively, to the Agent as to the matters covered thereby.

4. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. The Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company other than (A) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus to NYSE in accordance with Rule 153 under the 1933 Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent. The Agent covenants and agrees that it shall not engage in a sale of Shares on the Company’s behalf that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act without the Company’s prior written consent. Subject to the previous sentence, the Company acknowledges and agrees that in the event a sale of Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Agent reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is not an At the Market Offering and the Company consents to such sale, the Company will provide to the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) for such transaction, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request. Solely with respect to such sales that would constitute a “block” or a “distribution,” the Agent shall use commercially reasonable efforts to assist the Company in obtaining performance of its obligations by each purchaser whose offer to purchase Shares has been solicited by the Agent and accepted by the Company.

Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires Shares to be sold, which shall at a minimum include the number of Shares to be offered, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule I. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule II (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule II, as such Schedule II may be amended from time to time. If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to propose modified terms, the Agent will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same Business Day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Schedule II) accepting such terms (the “Agent Acceptance”) or setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are proposed to be modified as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as proposed to be modified (the “Company Acceptance” and, whichever of it or the Agent Acceptance becomes effective, the “Acceptance”), which email or other communication shall be addressed to all of the individuals from the Company and the Agent set forth on Schedule II and must be delivered not later than 6:00 p.m. (New York City time) or, if later, within three hours after receipt of the modified terms proposed by the Agent, on the same Business Day. The Placement Notice shall be effective upon receipt by the Company of the Agent Acceptance or, if modified as provided above, upon receipt by the Agent of the Company Acceptance, as the case may be, unless and until (i) the entire amount of the Shares covered by the Acceptance have been sold, (ii) in accordance with the notice requirements set forth in Section 4(b), the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) the Agreement has been terminated under the provisions of Section 9, it is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement unless and until the Company delivers a Placement Notice to the Agent and there occurs with respect thereto either (i) an Agent Acceptance or (ii) a Company Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the relevant Acceptance and herein. In the event of a conflict between the terms of this Agreement and the terms of an Acceptance, the terms of the Acceptance will control. Subject to the terms and conditions hereof, upon the existence of an Acceptance, the Agent shall use its commercially reasonable efforts to sell as sales agent Shares designated in the Acceptance up to the amount specified, and otherwise in accordance with the terms of such Acceptance. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling Shares and (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement.

(b) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be permitted to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time by the Board or a duly authorized committee thereof, and as set forth in the applicable Acceptance, (ii) at a price (net of the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 4, but taking into account any payment made by the Adviser to the Company in connection with such sale(s) to cover all or a portion of such commission, discount or other compensation or amounts in excess thereof) lower than the Company’s then-current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite authorization and notifies the Agent in writing, or (iii) in a number in excess of the number of Shares authorized from time to time by the Board, or a duly authorized committee thereof, to be issued and sold under this Agreement and as set forth in the applicable Acceptance. In addition, the Company or the Agent may. upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email to all of the individuals of the other party set forth on Schedule II which confirmation will be promptly acknowledged by the receiving party) suspend or refuse to undertake any sale of Shares designated in such Acceptance for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice. Each of the parties hereto agrees that no such notice shall be effective against the other unless it originates from an individual named on Schedule II and is made to the individuals of the other party named on Schedule II hereto in accordance with this Section 4, as such Schedule may be amended from time to time.

(c) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be a maximum of 2.00% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. In lieu of the Company paying all compensation payable to the Agent for the sale of the Shares pursuant to this Agreement, the Adviser reserves the right to pay any portion of such compensation in its sole discretion. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(d) The Agent shall provide written confirmation to the Company following the close of trading on NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales. For the avoidance of doubt, such written confirmation will be provided to the Company no later than the opening of trading on the immediately following trading day on NYSE.

(e) Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Alternative Sales Agreement exceed, in the aggregate, the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in Section 1 of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement and the Alternative Sales Agreement by the Board, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s Board, or a duly authorized committee thereof, and notified to the Agent in writing as set forth in the applicable Placement Notice. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Agent shall calculate and provide in writing to the Company, on a monthly basis, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(f) Settlement for sales of Shares pursuant to this Section 4 and made in accordance with the terms of the applicable Acceptance will occur on the second business day (and on and after May 28, 2024, the first business day) that is also a trading day for NYSE (other than a day on which NYSE is scheduled to close prior to its regular weekday closing time) following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent, and in each case, in accordance with applicable rules and regulations (each such day a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company or its transfer agent to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date pursuant to this Agreement, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.

(g) At each Applicable Time, each Settlement Date and each Representation Date (as such term is defined in Section 6(n) herein), the Company, the Adviser and the Administrator, as applicable, shall be deemed to have affirmed each representation and warranty contained in this Agreement. The obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.

(h) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Common Stock pursuant to this Agreement and the Alternative Sales Agreement shall only be effected by or through only the Agent or the Alternative Agent, as applicable, on any single given day as determined by the Company, but in no event by more than one of them, and the Company shall in no event request that more than one of the Agent or the Alternative Agent sell shares of Common Stock on the same day. Notwithstanding the foregoing or anything else herein to the contrary, nothing contained in this Agreement shall be construed to limit the Company’s ability to engage the Alternative Agent subsequent to the date hereof.

(i) Except as may be mutually agreed in writing by the Company and the Agent, the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during: the period that commences on the fifth (5th) Business Day prior to the Company’s filing of its quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, and ending on the respective date on which the Company files its quarterly report on Form 10-Q (the “10-Q Filing”) or its annual report on Form 10-K (the “10-K Filing”) (each of a 10-Q Filing and/or a 10-K Filing shall also be referred to herein as a “Quarterly Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then the Agent and the Company agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable Quarterly Filing, except as may be mutually agreed in writing by the Company and the Agent. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agent, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

5. Expenses.

The Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), and the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stock or other transfer taxes and any stamp or other taxes or duties in connection with the issuance, sale or delivery of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such registration and qualification); (vii) the reasonable legal fees and expenses of counsel to the Agent and the Alternative Agent in connection with (A) the initial launch of the offering of the Shares contemplated by this Agreement (which, for the avoidance of doubt, will exclude any legal fees and expenses of counsel to the Alternative Agent in connection with entry into the Alternative Sales Agreement, except to the extent reimbursable pursuant to clause (vii)(B) of this Section 5); provided, however, that in no event shall the Company be obligated to reimburse the Agent in an amount in excess of $25,000 with respect thereto, and (B) the performance of the Agent and the Alternative Agent of their ongoing obligations under this Agreement and the Alternative Sales Agreement in an aggregate amount not to exceed $15,000 per fiscal quarter, in each case of the foregoing clauses (A) and (B) which amount shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood that, except as provided in this Section and Section 8 herein, the Agent will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

6. Agreements of the Company. The Company agrees with the Agent that:

(a) The Company, subject to Section 6(a)(ii), will comply with the requirements of Rule 424 and will notify the Agent as soon as practicable, and, in the cases of Sections 6(a)(ii)-(iv), confirm the notice in writing, (i) when, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, or any supplement to the Prospectus or any amended Prospectus shall have been filed in relation to the Shares, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information in each case in relation to the Shares, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) To the extent it relates to the offering of the Shares hereunder, the Company will give the Agent notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Base Prospectus included in the Registration Statement when it most recently became effective or to the Prospectus Supplement, and will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the ease may be, and will, in good faith, consider any reasonable comments of the Agent or Agent’s counsel.

(c) If, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend or supplement the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the 1933 Act or the Exchange Act, in each case in relation to the Shares including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agent of any such event so that any use of the Prospectus may cease or be suspended until it is amended or supplemented or it otherwise complies with the 1933 Act or the Exchange Act, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and sale of Shares and (iv) supply any supplemented Prospectus to the Agent in such quantities as the Agent may reasonably request.

(d) As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Agent an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.

(e) The Company will furnish to the Agent, without charge, so long as delivery of a prospectus by the Agent or dealer may be required by the 1933 Act, as many copies of the Prospectus and any supplement thereto as the Agent may reasonably request. Except as otherwise described herein, the Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such states and jurisdictions as the Agent may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company will use the Net Proceeds in the manner specified in the Prospectus under “Use of Proceeds.”

(h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the Exchange Act within the time periods required by the 1940 Act and the Exchange Act and the rules and regulations of the Commission thereunder, respectively.

(i) The Company will use its best efforts to maintain its qualification as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the Board and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except as may be allowed by law.

(k) In connection with the offering and sale of the Shares, the Company will file with NYSE all documents and notices, and make all certifications, required of companies that have securities that are listed on NYSE and will maintain such listing.

(l) The Company will cooperate with any reasonable due diligence review conducted by the Agent (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Agent may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 6(l) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each Quarterly Filing (unless otherwise determined by the Company and the Agent) whereby the Company will make its senior corporate officers available to address certain diligence inquiries of the Agent and will provide such additional information and documents as the Agent may reasonably request.

(m) The Company agrees that on such dates as the Exchange Act shall require, the Company will include in a filed annual report on Form 10-K or quarterly report on Form 10-Q the amount of Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Shares for such annual or quarterly period, as applicable.

(n) Upon the commencement of the offering of Shares under this Agreement and each time the Company files a Quarterly Filing or a Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment or supplement (each such event shall be deemed a “Representation Date”), the Company, the Adviser and the Administrator shall each furnish the Agent with a certificate, in the form attached hereto as Exhibit 6(n). The requirement to provide a certificate under this Section 6(n) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 6(n), then before the Agent resumes sales of any Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 6(n).

(o) Upon the commencement of the offering of Shares under this Agreement and thereafter within five Business Days after each Representation Date, the Company shall cause to be furnished to the Agent a written opinion of Dechert LLP, counsel for the Company, the Adviser and the Administrator (the “Company Counsel”), dated the commencement of the offering of Shares hereunder or the Representation Date, as applicable, in form and substance reasonably satisfactory to the Agent but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on prior opinions delivered under this Section 6(o) to the same extent as if they were dated the date of such letter (except that statements in such prior opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Notwithstanding the foregoing, the requirement to provide such opinion shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with opinion from Company Counsel under this Section 6(o), then before the Agent resumes sales of any Shares, the Company shall cause to be furnished to the Agent the opinion of Company Counsel contemplated in this Section 6(o).

(p) Upon the commencement of the offering of Shares under this Agreement and thereafter within five Business Days after each Representation Date, the Company shall furnish the Agent with a certificate of the principal financial officer of the Company, in form and substance reasonably satisfactory to the Agent. The requirement to provide a certificate under this Section 6(p) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 6(p), then before the Agent resumes sales of any Shares, the Company shall provide the Agent with a certificate contemplated in this Section 6(p).

(q) Upon the commencement of the offering of Shares under this Agreement and thereafter within five Business Days after each Representation Date, or during any period in which the Prospectus relating to the Shares is required to be delivered by the Agent, each time that the Registration Statement is amended or the Prospectus supplemented to include additional amended financial information, the Company shall cause its independent accountants to furnish the Agent letters, dated the commencement of the offering of Shares hereunder or the date of each Representation Date, as applicable, in form and substance reasonably satisfactory to the Agent, (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Quarterly Filing or Prospectus Supplement, as applicable, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and (iii) other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the “Comfort Letter”). The requirement to provide a Comfort Letter under this Section 6(q) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a Comfort Letter under this Section 6(q), then before the Agent resumes sales of any Shares, the Company shall provide the Agent with a Comfort Letter.

(r) Upon the commencement of the offering of Shares under this Agreement and thereafter within five Business Days after each Representation Date, the Company, the Adviser and the Administrator shall each furnish the Agent with a certificate of its Secretary or other relevant authorized person, as applicable, in form and substance reasonably satisfactory to the Agent. The requirement to provide certificates under this Section 6(r) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with the certificates under this Section 6(r), then before the Agent resumes sales of any Shares, the Company shall provide the Agent with such certificates.

(s) Upon the commencement of the offering of Shares under this Agreement and thereafter within five Business Days after each Representation Date, Fried, Frank, Harris, Shriver & Jacobson, counsel for the Agent shall furnish to the Agent a written opinion (“Agent Counsel”), dated the commencement of the offering of Shares hereunder, or the Representation Date, as applicable, in form and substance reasonably satisfactory to the Agent, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 6(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). The Company agrees to furnish to Agent Counsel such documents as they may reasonably request for the purpose of enabling them to deliver their opinion under this Section 6(s). Notwithstanding the foregoing, the requirement to provide such opinion shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and Agent Counsel did not provide the Agent with its opinion under this Section 6(s), then before the Agent resumes sales of any Shares, Agent Counsel shall furnish to the Agent its opinion contemplated in this Section 6(s).

(t) In connection with each Representation Date, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Agent, which shall include representatives of the management and the accountants of the Company. The requirement to conduct due diligence sessions under this Section 6(t) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not conduct a due diligence session under this Section 6(t), then before the Agent resumes sales of any Shares, the Company shall conduct a due diligence session as contemplated in this Section 6(t).

(u) The Company will comply with all requirements imposed upon it by the 1933 Act, the 1940 Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(v) [Reserved.]

(w) Other than the Alternative Sales Agreement, during the term of this Agreement, the Company will not enter into another agreement with any other party for an At the Market Offering program for its Common Stock without the Agent’s written consent.

(x) The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the 1933 Act and the Exchange Act, purchase and sell Shares for its own account at the same time as Shares are being sold by the Company pursuant to this Agreement.

(y) The Company will use its best efforts to maintain its qualification and election for taxation as a RIC in effect for each taxable year during which it is a BDC under the 1940 Act.

(z) If, at the time the Registration Statement can no longer be used by the Company in accordance with the rules and regulations of the Commission, this Agreement is still in effect or any Shares under this Agreement remain unsold, the Company will promptly file a new registration statement relating to the Shares on a proper form (including, if it is eligible to do so, an automatic shelf registration statement) in form and substance satisfactory to the Agent. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

7. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder shall be subject to the continuing accuracy and completeness of the representations and warranties made by the Company, the Adviser and the Administrator herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) The Registration Statement shall have become effective and shall be available for the sale of all Shares to be issued and sold hereunder.

(b) None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus relating to or affecting the Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c) There shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (after giving effect to any amendment or supplement thereto) the effect of which is, in the reasonable judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (after giving effect to any amendment thereof) and the Prospectus Supplement (after giving effect to any amendment or supplement thereto).

(d) The Agent shall have received the opinion of Company Counsel required to be delivered pursuant Section 6(o) on or before the date on which such deliveries of such opinions are required pursuant to Section 6(o).

(e) The Agent shall have received the certificate required to be delivered pursuant Section 6(p) on or before the date on which such delivery of such certificate is required pursuant to Section 6(p).

(f) The Agent shall have received the Comfort Letter required to be delivered pursuant Section 6(q) on or before the date on which such delivery of such letter is required pursuant to Section 6(q).

(g) The Agent shall have received the certificates required to be delivered pursuant to Section 6(n) and Section 6(r) on or before the date on which delivery of such certificate is required pursuant to Section 6(n) and Section 6(r), respectively.

(h) The Agent shall have received the opinion of Agent Counsel required to be delivered pursuant Section 6(s) on or before the date on which such delivery of such opinion is required pursuant to Section 6(s).

(i) Trading in the Common Stock shall not have been suspended on NYSE.

(j) All filings with the Commission required by Rule 424 under the 1933 Act to have been filed prior to the sale of Shares hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) To the extent required, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

(l) If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company (which termination shall be effective as of the time of the receipt by the Company of such notice), and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that, in the case of any termination of this Agreement, Sections 8, 10, 13, 15 and 16 hereof shall survive such termination and remain in full force and effect.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person who controls the Agent within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto or in any Sales Material (when taken together with the Prospectus, as amended or supplemented), or arise out of or are based upon or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in each case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with reference to written information relating to the Agent furnished to the Company by or on behalf of the Agent specifically for inclusion in the documents referred to in the foregoing indemnity. The Agent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 8(b). This indemnity agreement will be in addition to any liability which the Agent may otherwise have. The Company hereby acknowledges and agrees that the information furnished to the Company by the Agent for inclusion in the Prospectus consists exclusively of the name of the Agent and the Agent’s principal business address as listed in the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agent on the other from the offering of the Shares; provided, however, that in no case shall the Agent be responsible for any amount in excess of the total commissions received by the Agent pursuant to Section 4(c) hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agent shall be deemed to be equal to the total commissions received by the Agent pursuant to Section 4(c). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Agent within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

9. Termination.

(a) The Company shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 hereof shall remain in full force and effect notwithstanding such termination.

(b) The Agent shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 shall remain in full force and effect.

(d) Except as otherwise provided in Section 7(l), any termination of this Agreement shall be given at least five (5) calendar days in advance of the effective date specified in such notice of termination; provided, however, that such termination shall not be effective earlier than the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur on or after a trade date and prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone) or e-mail. Except as otherwise set forth in Section 4, all notices to the Agent shall be directed to it at UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Equity Syndicate. Copies of all such notices (excluding communications sent to the Agent pursuant to Section 4) should be sent to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Joshua Wechsler, or by e-mail at joshua.wechsler@friedfrank.com, which copy shall not constitute notice. Notices to the Company, the Adviser and/or the Administrator shall be directed to it at TriplePoint Venture Growth BDC Corp., 2755 Sand Hill Road Suite 150, Menlo Park, California 94025, Attention: Sajal Srivastava, fax no. (650) 854-2092 (with such fax to be confirmed by telephone) or by e-mail at sks@triplepointcapital.com, and copies of all such notices should be sent to Dechert LLP, 1900 K Street, NW, Washington, DC 20006, Attention: Harry S. Pangas, or by e-mail at harry.pangas@dechert.com, which copy shall not constitute notice.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent and any affiliate through which it may be acting, on the other, (b) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on related or other matters), and (c) the Company’s engagement of the Agent in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agent with respect to the subject matter hereof.

15. Applicable Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16. Waiver of Jury Trial. Each of the Agent and the Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by electronic (pdf) or facsimile transmission.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

21. No Joint Venture. The Company, the Adviser, the Administrator and the Agent expressly acknowledge, understand and agree that the Agent and the Alternative Agent will not, and shall not be deemed for any purpose, to be acting as an joint venture or partner of one another and that neither the Agent nor the Alternative Agent shall assume responsibility or liability, express or implied, for any actions or omissions of, or the performance of services by the Agent or the Alternative Agent, respectively, in connection with the offering of the Shares pursuant to this Agreement or the Alternative Sales Agreement, or otherwise. The obligations of the Agent hereunder and of the Alternative Agent under the Alternative Sales Agreement shall be several and not joint.

22. Definitions. The terms that follow when used in this Agreement, shall have the meanings indicated.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Notification” shall mean the Company’s notification of election to be regulated as a BDC under the 1940 Act on Form N-54A, as the 1940 Act Notification may be amended from time to time.

“1940 Act Regulations” means the rules and regulations of the Commission under the 1940 Act.

“Administrator Document” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidence of indebtedness, leases or other instruments or agreements to which the Administrator is a party or by which the Administrator is bound or to which any of the property or assets of the Administrator is subject.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Adviser Document” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidence of indebtedness, leases or other instruments or agreements to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject.

“Applicable Time” shall mean the time of each sale of the applicable Shares pursuant to this Agreement.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning as defined in the introductory paragraphs of this Agreement.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject including, all Subject Instruments, Organizational Documents and the Fund Agreements, in each case to the extent the Company is a party thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles in the United States.

 “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means, when referring to the Company, the Company’s charter and by-laws, each as amended to date, or, when referring to the Adviser or the Administrator, the Adviser’s or the Administrator’s respective certificates of formation and limited liability company agreements, each as amended to date.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“RIC” means a regulated investment company within the meaning of Section 851(a) of the Code.

“Rule 134,” “Rule 158,” “Rule 405,” “Rule 424,” “Rule 430B,” and “Rule 482” refer to such rules under the 1933 Act.

“Sales Material” means advertising, sales literature or other promotional materials (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company, the Adviser or the Administrator for use in connection with the offering and sale of the Shares.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means all instruments, agreements and documents filed as exhibits to, or otherwise incorporated by reference into, the Registration Statement pursuant to Item 25.2 of Form N-2 of the Commission, to the extent the Company is a party thereto; provided that if any instrument, agreement or other document filed as exhibits to, or incorporated by reference into, the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

23. Prior Sales Agreement. The Company, the Adviser, the Administrator and the Agent, which are each a party to that certain Sales Agreement, dated September 30, 2022 (the “Prior Sales Agreement”), hereby waive any advance notice of termination requirements under the Prior Sales Agreement and agree to the termination of the Prior Sales Agreement concurrently with the effectiveness of this Agreement.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent that is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the Agent.

Very truly yours,

TRIPLEPOINT VENTURE GROWTH BDC CORP.

By:	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

TRIPLEPOINT ADVISERS LLC

By:	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

TRIPLEPOINT ADMINISTRATOR LLC

By:	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

[Signature Page to Sales Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

UBS Securities LLC

By:	/s/ Jesse O’Neill
	Name:	Jesse O’Neill
	Title:	Executive Director

By:	/s/ Charles Heaney
	Name:	Charles Heaney
	Title:	Director

[Signature Page to Sales Agreement]

SCHEDULE A

SUBSIDIARIES OF THE COMPANY

TPVG Variable Funding Company LLC

TPVG Investment LLC

SCHEDULE I

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Sales Agreement—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement among TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), TriplePoint Advisers LLC, TriplePoint Administrator LLC and UBS Securities LLC (the “Agent”) dated May 2, 2024 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [   ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[   ] per share.

The time period during which sales are requested to be made shall be from and including [   ] to [   ].

[No more than [   ] shares may be sold in any one trading day.]

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, AND/OR THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT.

THE COMPANY MAY CANCEL THIS PLACEMENT NOTICE AT ANY TIME IN ITS SOLE DISCRETION SUBJECT TO THE PROVISIONS OF SECTION 4(b) OF THE AGREEMENT.

SCHEDULE II

UBS Securities LLC

Jesse O’Neill

jesse.o-neill@ubs.com

203-719-8931

Charles Heaney

charles.heaney@ubs.com

201-352-6964

TriplePoint Venture Growth BDC Corp.

James P. Labe

jlabe@triplepointcapital.com

650-233-2101

Sajal K. Srivastava

sks@triplepointcapital.com

650-233-2102

Christopher M. Mathieu

cmathieu@triplepointcapital.com

650-233-2103

Exhibit 6(n)

COMPANY OFFICER CERTIFICATE

The undersigned, the duly qualified and elected Chief Financial Officer of TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 6(n) of the Sales Agreement dated May 2, 2024 (the “Agreement”) among the Company, TriplePoint Advisers LLC, TriplePoint Administrator LLC and UBS Securities LLC, that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 2 of the Agreement are true and correct on and as of the date hereof in all material respects, and except for representations or warranties that speak solely as of a specific date, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement in all material respects at or prior to the date hereof.

By:
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

Date:

Exhibit 6(n) (Cont’d)

ADVISER OFFICER CERTIFICATE

The undersigned, the duly qualified and elected Chief Financial Officer of TriplePoint Advisers LLC, a Delaware limited liability company and registered investment adviser (the “Adviser”) does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 6(n) of the Sales Agreement dated May 2, 2024 (the “Agreement”) among the Adviser, TriplePoint Venture Growth BDC Corp., TriplePoint Administrator LLC and UBS Securities LLC, that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Adviser in Section 3 of the Agreement are true and correct on and as of the date hereof in all material respects, and except for representations or warranties that speak solely as of a specific date, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement in all material respects at or prior to the date hereof.

By:
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

Date:

Exhibit 6(n) (Cont’d)

ADMINISTRATOR OFFICER CERTIFICATE

The undersigned, the duly qualified and elected Chief Financial Officer of TriplePoint Administrator LLC, a Delaware limited liability company (the “Administrator”) does hereby certify in such capacity and on behalf of the Administrator, pursuant to Section 6(n) of the Sales Agreement dated May 2, 2024 (the “Agreement”) among the Administrator, TriplePoint Venture Growth BDC Corp., TriplePoint Advisers LLC and UBS Securities LLC, that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Administrator in Section 3 of the Agreement are true and correct on and as of the date hereof in all material respects, and except for representations or warranties that speak solely as of a specific date, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) The Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement in all material respects at or prior to the date hereof.

By:
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

Date: